UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)        October 30, 2002
                                                --------------------------------

Commission File Number:    000-17962


                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1461763
  ----------------------------              ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.           Other Events

     On October 30, 2002, Applebee's International, Inc.(the "Company") issued a press release entitled " Applebee's International Reports 23 Percent Increase in Third Quarter Diluted Earnings Per Share of 37 Cents." The press release contained the following information.




                                                           FOR IMMEDIATE RELEASE

Contact: Carol DiRaimo,
         Director of Investor Relations
         (913) 967-4109




              Applebee's International Reports 23 Percent Increase
             in Third Quarter Diluted Earnings Per Share of 37 Cents

Overland Park, Kan., October 30, 2002 -- Applebee's International, Inc. (Nasdaq:APPB) today reported net earnings of $21.0 million, or 38 cents and 37 cents per share on a basic and diluted basis, respectively, for the third quarter ended September 29, 2002. This represents an increase in earnings per share of 27 percent and 23 percent on a basic and diluted basis, respectively, as compared with 30 cents per share on both a basic and diluted basis for the third quarter of 2001.

System-wide comparable sales exceeded the company's expectation of at least 2 percent, increasing 2.8 percent for the third quarter, the 17th consecutive quarter of comparable sales growth. Comparable sales increased 3.1 percent for franchise restaurants and 1.7 percent for company restaurants. System-wide comparable sales for the year-to-date period through September increased 3.1 percent, with franchise and company restaurant comparable sales up 3.6 percent and 1.5 percent, respectively.

The company also reported comparable sales for the September fiscal period, comprised of the five weeks ended September 29, 2002. System-wide comparable sales increased 4.7 percent, reflecting a 5.0 percent increase for franchise restaurants and a 3.6 percent increase for company restaurants. The increase in comparable sales for company restaurants reflects an increase in guest traffic of 5.0 to 5.5 percent, offset in part by a lower average check.

In addition, the company reported comparable sales for the October fiscal period, comprised of the four weeks ended October 27, 2002. System-wide comparable sales increased 4.1 percent, including a 4.3 percent increase for franchise restaurants and a 3.3 percent increase for company restaurants. The increase in comparable sales for company restaurants reflects an increase in guest traffic of 2.0 to 2.5 percent as well as a higher average check.

Lloyd L. Hill, chairman and chief executive officer, said, "We were excited that system-wide comparable sales for the quarter exceeded our expectations, reflecting a strong value proposition with our All You Can Eat Riblets promotion in August and September. Our strong traffic results for the quarter and October are especially encouraging given uncertainty surrounding the overall economy."

Mr. Hill continued, "We believe that our To Go initiative will continue to contribute to driving sales by leveraging our position as the most conveniently located concept in casual dining. The roll-out of Phase I of this initiative was completed during the quarter, and we are pleased with the initial results which are exceeding our expectations. In addition, we currently have over 150 restaurants testing a variety of curbside alternatives. We will launch the curbside phase of our To Go initiative next year to continue building sales momentum surrounding this key convenience occasion for our guests."

Mr. Hill concluded, "We believe that the strategies we outlined in May are on target to drive future sales growth. These strategies include the continued improvement of our food and menu, coupled with compelling promotions, effective advertising campaigns and our sizable network television presence. Our operations excellence initiatives surrounding supply chain, technology and people are gaining momentum. We remain optimistic about our future."

Other results for the third quarter and year-to-date periods ended September 29, 2002 included:

o Net earnings for the 39-week period ended September 29, 2002 were $62.7 million, or $1.12 and $1.10 per share, respectively, on a basic and diluted basis. This compares to net earnings in the same period of 2001 of $51.4 million, or 93 cents and 91 cents per share, respectively, on a basic and diluted basis. This represents an increase in basic and diluted earnings per share of 20 percent and 21 percent, respectively.

o System-wide sales for the Applebee's concept were a record $822.6 million for the third quarter, an increase of 10 percent over the prior year. System-wide sales for the 39-week period ended September 29, 2002 exceeded $2.4 billion, an increase of 11 percent.

o Operating revenues (comprised of company restaurant sales and franchise income) increased 11 percent for the third quarter and 10 percent for the year-to-date period.

o Applebee's ended the quarter with 1,458 restaurants system-wide (329 company and 1,129 franchise restaurants). During the third quarter of 2002, there were 37 new Applebee's restaurants opened system-wide, including 11 company and 26 franchised restaurants.

o As of September 29, 2002, the company had total debt outstanding of $39 million, with over $110 million available under its revolving credit facility.

o The company repurchased 835,000 shares of common stock in the third quarter at an average price of $21.31 for an aggregate cost of $17.8 million. During 2002, the company has repurchased 1,210,000 shares at an average price of $21.58 for an aggregate cost of $26.1 million. As of September 29, 2002, $69.5 million remains available under previous authorizations.

                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (Unaudited)
                    (in thousands, except per share amounts)

                                                              13 Weeks Ended                   39 Weeks Ended
                                                       ------------------------------   ------------------------------
                                                       September 29,    September 30,   September 29,    September 30,
                                                           2002            2001              2002             2001
                                                       -------------   --------------   -------------    -------------
Revenues:
     Company restaurant sales....................       $ 182,807        $ 164,238       $ 536,673        $ 486,416
     Franchise income............................          26,033           23,787          76,357           69,906
                                                       -------------   --------------   -------------    -------------
        Total operating revenues.................         208,840          188,025         613,030          556,322
                                                       -------------   --------------   -------------    -------------
Cost of company restaurant sales:
     Food and beverage...........................          47,765           44,489         142,245          131,427
     Labor.......................................          60,054           52,864         176,392          155,297
     Direct and occupancy........................          47,009           41,459         134,172          123,322
     Pre-opening expense.........................             792              632           1,432              899
                                                       -------------   --------------   -------------    -------------
        Total cost of company restaurant sales...         155,620          139,444         454,241          410,945
                                                       -------------   --------------   -------------    -------------
General and administrative expenses..............          20,049           19,197          58,848           54,448
Amortization of intangible assets................              95            1,463             285            4,388
Loss on disposition of restaurants and equipment.             458              329           1,479            1,087
                                                       -------------   --------------   -------------    -------------
Operating earnings...............................          32,618           27,592          98,177           85,454
                                                       -------------   --------------   -------------    -------------
Other income (expense):
     Investment income...........................             346              479           1,124            1,251
     Interest expense............................            (414)          (1,831)         (1,602)          (6,231)
     Other income................................             513              322           1,096              797
                                                       -------------   --------------   -------------    -------------
        Total other income (expense).............             445           (1,030)            618           (4,183)
                                                       -------------   --------------   -------------    -------------
Earnings before income taxes.....................          33,063           26,562          98,795           81,271
Income taxes.....................................          12,068            9,776          36,060           29,908
                                                       -------------   --------------   -------------    -------------
Net earnings.....................................       $  20,995        $  16,786       $  62,735        $  51,363
                                                       =============   ==============   =============    =============

Basic net earnings per common share (a)..........       $    0.38        $    0.30       $    1.12        $    0.93
                                                       =============   ==============   =============    =============
Diluted net earnings per common share (a)........       $    0.37        $    0.30       $    1.10        $    0.91
                                                       =============   ==============   =============    =============

Basic weighted average shares outstanding (a)....          55,654           55,366          55,801           55,470
                                                       =============   ==============   =============    =============
Diluted weighted average shares outstanding (a)..          56,714           56,821          57,119           56,736
                                                       =============   ==============   =============    =============


(a) All earnings per share and weighted average share information reflects a three-for-two stock split effective at the close of business on June 11, 2002.

The following table sets forth, for the periods indicated, information derived from the Company's consolidated statements of earnings expressed as a percentage of total operating revenues, except where otherwise noted. Percentages may not add due to rounding.

                                                                13 Weeks Ended                         39 Weeks Ended
                                                      -----------------------------------    ------------------------------------
                                                       September 29,      September 30,       September 29,       September 30,
                                                           2002                2001               2002                2001
                                                      ----------------    ---------------    ----------------    ----------------
Revenues:
     Company restaurant sales....................            87.5%               87.3%              87.5%               87.4%
     Franchise income............................            12.5                12.7               12.5                12.6
                                                      ----------------    ---------------    ----------------    ----------------
        Total operating revenues.................           100.0%              100.0%             100.0%              100.0%
                                                      ================    ===============    ================    ================
Cost of sales (as a percentage of company
     restaurant sales):
     Food and beverage...........................            26.1%               27.1%              26.5%               27.0%
     Labor.......................................            32.9                32.2               32.9                31.9
     Direct and occupancy........................            25.7                25.2               25.0                25.4
     Pre-opening expense.........................             0.4                 0.4                0.3                 0.2
                                                      ----------------    ---------------    ----------------    ----------------
        Total cost of sales......................            85.1%               84.9%              84.6%               84.5%
                                                      ================    ===============    ================    ================
General and administrative expenses..............             9.6%               10.2%               9.6%                9.8%
Amortization of intangible assets................             --                  0.8                --                  0.8
Loss on disposition of restaurants and equipment.             0.2                 0.2                0.2                 0.2
                                                      ----------------    ---------------    ----------------    ----------------
Operating earnings...............................            15.6                14.7               16.0                15.4
                                                      ----------------    ---------------    ----------------    ----------------
Other income (expense):
     Investment income...........................             0.2                 0.3                0.2                 0.2
     Interest expense............................            (0.2)               (1.0)              (0.3)               (1.1)
     Other income................................             0.2                 0.2                0.2                 0.1
                                                      ----------------    ---------------    ----------------    ----------------
        Total other income (expense).............             0.2                (0.5)               0.1                (0.8)
                                                      ----------------    ---------------    ----------------    ----------------
Earnings before income taxes.....................            15.8                14.1               16.1                14.6
Income taxes.....................................             5.8                 5.2                5.9                 5.4
                                                      ----------------    ---------------    ----------------    ----------------
Net earnings.....................................            10.1%                8.9%              10.2%                9.2%
                                                      ================    ===============    ================    ================


                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                      (in thousands, except share amounts)

                                                                                             September 29,      December 30,
                                                                                                2002               2001
                                                                                            --------------     -------------
                                     ASSETS

Current assets:
     Cash and cash equivalents..........................................................     $    7,522         $   22,048
     Short-term investments, at market value (amortized cost of $478 in 2002 and
        $677 in 2001)...................................................................            504                699
     Receivables (less allowance for bad debts of $5,443 in 2002 and $4,343 in 2001)....         25,207             22,827
     Inventories........................................................................          7,070             10,165
     Prepaid and other current assets...................................................         13,782             12,260
                                                                                            --------------     -------------
        Total current assets............................................................         54,085             67,999
Property and equipment, net.............................................................        353,730            330,924
Goodwill, net...........................................................................         78,614             78,614
Franchise interest and rights, net......................................................          1,551              1,800
Other assets............................................................................         20,864             21,074
                                                                                            --------------     -------------
                                                                                             $  508,844         $  500,411
                                                                                            ==============     =============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Current portion of long-term debt..................................................     $      375         $       43
     Notes payable......................................................................          3,500                 --
     Accounts payable...................................................................         28,106             22,196
     Accrued expenses and other current liabilities.....................................         63,894             71,551
     Accrued dividends..................................................................             --              2,977
     Accrued income taxes...............................................................          1,919                979
                                                                                            --------------     -------------
        Total current liabilities.......................................................         97,794             97,746
                                                                                            --------------     -------------
Non-current liabilities:
     Long-term debt - less current portion..............................................         35,192             74,525
     Franchise deposits.................................................................          1,182              1,515
     Deferred income taxes..............................................................          2,026              1,442
                                                                                            --------------     -------------
        Total non-current liabilities...................................................         38,400             77,482
                                                                                            --------------     -------------
        Total liabilities...............................................................        136,194            175,228
                                                                                            --------------     -------------
Stockholders' equity:
     Preferred stock - par value $0.01 per share:  authorized - 1,000,000 shares;
        no shares issued................................................................             --                 --
     Common stock - par value $0.01 per share:  authorized - 125,000,000 shares;
        issued - 72,336,788 shares......................................................            723                723
     Additional paid-in capital.........................................................        186,055            180,802
     Retained earnings..................................................................        417,652            354,950
     Accumulated other comprehensive income, net of income taxes .......................             17                 14
                                                                                            --------------     -------------
                                                                                                604,447            536,489
     Treasury stock - 17,123,011 shares in 2002 and 16,522,099 shares in 2001, at cost..       (231,797)          (211,306)
                                                                                            --------------     -------------
        Total stockholders' equity......................................................        372,650            325,183
                                                                                            --------------     -------------
                                                                                             $  508,844         $  500,411
                                                                                            ==============     =============


Item 9.           Regulation FD Disclosure

     Applebee's   International,  Inc. (the  "Company") also  included  guidance regarding its business outlook in the press release. These comments are included below.


BUSINESS OUTLOOK

The company also provided guidance as to its business outlook for the remainder of fiscal year 2002.

o The company expects to complete the previously announced acquisition of 21 franchise restaurants located in the Washington, D.C. area from an existing franchisee in early November.

o Excluding the cost of this acquisition, capital expenditures are now expected to be between $63 and $68 million in 2002.

o Consistent with current analyst estimates, diluted earnings per share for fiscal year 2002 are now expected to be in the range of $1.44 to $1.45, excluding any impact of additional stock repurchases.

A conference call to review the third quarter 2002 results and the current business outlook will be held on Thursday morning, October 31, 2002, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The conference call will be broadcast live over the Internet and a replay will be available shortly after the call on the Investor Relations section of the company's website (www.applebees.com).

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill and Bar brand, the largest casual dining concept in the world. There are currently 1,470 Applebee's restaurants operating system-wide in 49 states and eight international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

Certain statements in this release are forward looking and based on current expectations. There are several risks and uncertainties that could cause actual results to differ materially from those described, including but not limited to the ability of the company and its franchisees to open and operate additional restaurants profitably, the continued growth of its franchisees and its ability to attract and retain qualified franchisees, the impact of intense competition in the casual dining segment of the restaurant industry, and its ability to control restaurant operating costs which are impacted by market changes, minimum wage and other employment laws, food costs and inflation. For additional discussion of the principal factors that could cause actual results to be materially different, the reader is referred to the company's current report on Form 8-K filed with the Securities and Exchange Commission on July 16, 2002. The company disclaims any obligation to update these forward-looking statements.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              APPLEBEE'S INTERNATIONAL, INC.
                                              (Registrant)


Date:    October 30, 2002                   By: /s/  Steven K. Lumpkin
         ---------------------                 ------------------------
                                               Steven K. Lumpkin
                                               Executive Vice President and
                                               Chief Financial Officer